UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/07/2009

Evercore Partners Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32975

Delaware	20-4748747
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

55 East 52nd Street

37th Floor

New York, NY 10055

(Address of principal executive offices, including zip code)

212-857-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 1, 2009, the Company adopted SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 (“SFAS 160”), which amends ARB 51. SFAS 160 requires reporting entities to present noncontrolling (minority) interests as equity (as opposed to as a liability or mezzanine equity) and provides guidance on the accounting for transactions between an entity and noncontrolling interests. SFAS 160 became effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The adoption of SFAS 160 affected the presentation of the Consolidated Financial Statements, primarily by including non-controlling interest as a separate component of stockholders’ equity on the Consolidated Statements of Financial Condition.

The presentation herein has been recasted to show the effect of the adoption of SFAS 160 on a retrospective basis.

Part 2, Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplemental Data are set forth on Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated by reference herein. We have not modified or updated any other disclosures presented in our 2008 Annual Report on Form 10-K.

Item 9.01.	Financial Statements and Exhibits

See Exhibit Index.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evercore Partners Inc.

Date: May 7, 2009	By:	/s/ Robert B. Walsh
Robert B. Walsh
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-23.1	Consent of Independent Registered Public Accounting Firm

EX-99.1 EX-99.2 EX-99.3	Selected Financial Data Management’s Discussion and Analysis of Financial Condition and Results of Operations Financial Statements and Supplemental Data